Exhibit 16.1

Malone Bailey

November 21th, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Nature’s Miracle, Inc. included in the Registration Statement on Form S-4 for the event that occurred on May 9, 2023. We agree with the statements concerning our Firm in such Form S-4; we are not in a position to agree or disagree with other statements of Nature’s Miracle, Inc. contained therein.

Very truly yours,

/s/ MaloneBailey LLP

MaloneBailey LLP